EXHIBIT 99.1

Gasco
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Energy


For Immediate Release on Monday, March 7, 2005
             GASCO ENERGY PROVIDES PRODUCTION AND OPERATIONS UPDATE

DENVER - (PR Newswire) - March 7, 2005 - Gasco Energy, Inc. (AMEX: GSX) today provided an interim production and operations update on its Riverbend Project in Utah's Uinta Basin.

Monthly Production
Estimated cumulative monthly net production for February 2005 was 43.3 million cubic feet equivalent (MMcfe) a 3% decrease from January 2005 net production of
44.8 MMcfe. On a comparable basis, after normalizing to a 31-day month, production increased 7%. Gross production for February 2005 was 166 MMcfe compared to 182.5 MMcfe for January 2005, a 9% decline, or a 1% increase on a normalized basis.

Drilling Activity
Gasco currently has three rigs operating in Utah. During the month of February 2005 the Company spudded one well, the Lamb Trust 24-14-9-19 (30% working interest (WI)) and reached total depth on two wells, the Gate Canyon Federal 41-19-11-16 (100% WI) and the State 24-16-9-19 (30% WI). Both wells were drilled to the Blackhawk Formation and mark the Company's eighth and ninth wells to have pipe run to the Blackhawk.

Completion Activity
During February 2005, Gasco completed the Blackhawk, Mesaverde and Wasatch formations in the Federal 31-21-9-19 (30% WI). The well did not contribute significantly to February production as it was cleaning up and flowing back frac fluid.

About Gasco Energy
Gasco Energy, Inc. is a Denver-based natural gas and oil exploitation and development company that focuses on natural-gas-rich prospects in the Rocky Mountain area of the United States. The Company currently is active in the Uinta Basin in Utah and controls acreage in the Greater Green River Basin of Wyoming. To learn more, visit www.gascoenergy.com.

Forward-looking statements
Certain statements set forth in this press release relate to management's future plans, objectives and expectations. Such statements are forward-looking within the meanings of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release, including, without limitation, statements regarding the Company's future financial position, potential resources, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "project," "estimate," "anticipate," "believe," or "continue" or the negative thereof or similar terminology. Although any forward-looking statements contained in this press release are to the knowledge or in the judgment of the officers and directors of the Company, believed to be reasonable, there can be no assurances that any of these expectations will prove correct or that any of the actions that are planned will be taken. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual performance and financial results in future periods to differ materially from any projection, estimate or forecasted result. Some of the key factors that may cause actual results to vary from those the Company expects include inherent uncertainties in interpreting engineering and reserve or production data; operating hazards; delays or cancellations of drilling operations because of weather and other natural and economic forces; fluctuations in oil and natural gas prices in response to changes in supply; competition from other companies with greater resources; environmental and other government regulations; defects in title to properties; increases in the Company's cost of borrowing or inability or unavailability of capital resources

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to fund capital expenditures;  and other risks described under "Risk Factors" in
Item 8.01 of the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on October 14, 2004.

Contact for Gasco Energy, Inc.: Investor Relations: 303-483-0044

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